EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Supertex, Inc.

Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167578, 333-69594, 333-47606 and 033-43691) of Supertex, Inc. of our reports dated June 12, 2013, relating to the consolidated financial statements, and the effectiveness of Supertex, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

June 12, 2013